Exhibit 23.5

November 23, 2010

Board of Directors

iSoftStone Holdings Limited

International Software Plaza

Bldg 9 Zhongguancun Software Park

No. 8 West Dongbeiwang Road, Haidian District

Beijing 100193, People’s Republic of China

Subject:	WRITTEN CONSENT OF AMERICAN APPRAISAL CHINA LIMITED

We hereby consent to the references to our name and our final appraisal reports addressed to the board of directors of iSoftStone Holdings Limited (“iSoftStone” or the “Company”), and to references to our valuation methodologies, assumptions and conclusions associated with such reports, in the Registration Statement on Form F-1 of the Company and any amendments thereto (the “Registration Statement”) and the prospectus included therein and any amendments thereto (the “Prospectus”), each filed or to be filed with the U.S. Securities and Exchange Commission (the “SEC”), and any other future filing with the SEC, including future registration statements and filings on Form 20-F or Form 6-K or other SEC filings (collectively, the “SEC Filings”). We further consent to the filing of this letter as an exhibit to the Registration Statement or the SEC Filings.

In reaching our value conclusions, we relied on the accuracy and completeness of the financial statements and other data provided by the Company and its representatives. We did not audit or independently verify such financial statements or other data and take no responsibility for the accuracy of such information. The Company determined the fair values and our valuation reports were used to assist the Company in reaching its determinations.

In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder (the “Act”), nor do we admit that we are experts with respect to any part of such Registration Statement, Prospectus or the SEC Filings within the meaning of the term “experts” as used in the Act.

Yours faithfully,

/s/ AMERICAN APPRAISAL CHINA LIMITED